UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	August 7, 2008
(Date of earliest event reported)	August 6, 2008

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01	Entry into a Material Definitive Agreement

On August 6, 2008, we entered into an unsecured 364-day $400 million revolving credit agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent and Swing Line Lender; Barclays Bank, PLC, BNP Paribas, Suntrust Bank, and UBS Loan Finance LLC, as Co-Documentation Agents; Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager; and the other lenders named in the Credit Agreement. Several of the lenders named in the Credit Agreement are also lenders under our $1.2 billion multi-year revolving credit agreement that matures on July 14, 2011, and ONEOK Partners, L.P.'s $1 billion multi-year revolving credit agreement that matures on March 30, 2012.

The Credit Agreement will mature on August 4, 2009. The interest rate applicable to extensions of credit is based, at our election, on either (i) the higher of the prime rate or one-half of one percent above the Federal Funds Rate, which is the rate that banks charge each other for the overnight borrowing of funds, or (ii) the Eurodollar rate plus a set number of basis points based on our current long-term unsecured debt ratings by Moody's Investor Services and Standard and Poor's Ratings Group.

The Credit Agreement will be used as an additional back-up to our commercial paper program and for working capital, capital expenditures, and other general corporate purposes. The Credit Agreement contains usual and customary covenants for transactions of this type, including a limit on our ratio of consolidated total debt to total capital to no more than 67.5% at the end of any calendar quarter, a requirement that we maintain the power to control the management and policies of ONEOK Partners, L.P., and a limit on aggregate new investments in master limited partnerships. Any outstanding borrowing under the Credit Agreement may be accelerated if we fail to make payments due under the Credit Agreement, violate other obligations under the Credit Agreement, make inaccurate representations under the Credit Agreement, default on other indebtedness with a principal amount of more than $100 million, become insolvent, have a judgment entered against us requiring payment of an amount in excess of $100 million, fail to comply with ERISA laws with resulting liability in excess of $100 million or we experience a change of control.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01, relating to the $400 million 364-day Revolving Credit Agreement, is hereby incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits
Exhibits

1.1 $400,000,000 364-Day Revolving Credit Agreement dated as of August 6, 2008, among ONEOK, Inc., as Borrower, Bank of America, N.A., as the Administrative Agent and Swing Line Lender, Barclays Bank, PLC, BNP Paribas, Suntrust Bank and UBS Loan Finance LLC as Co-Documentation Agents, Banc of America Securities LLC as sole Lead Arranger and sole Book Manager, and the other lenders named therein (incorporated by reference to Exhibit 10.4 to our Form 10-Q for the quarter ended June 30, 2008, filed August 6, 2008).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	August 7, 2008	By:	/s/ John R. Barker
Senior Vice President - General Counsel and Assistant Secretary

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